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                                                                       EXHIBIT 5



                        TAFT, STETTINIUS & HOLLISTER LLP
                               1800 Firstar Tower
                                425 Walnut Street
                            Cincinnati, OH 45202-3957
                                  513-381-2838
                                FAX: 513-381-0205
                                 www.taftlaw.com



                                  July 24, 2001



Cinergy Corp.
139 E. Fourth Street
Cincinnati, Ohio 45202

Dear Sirs:

         In connection with the shelf registration under the Securities Act of 1933 (the "Act") of $500 million principal amount of debt securities (the "Debt Securities") of Cinergy Corp., a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records and other documents, and made such investigations of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, it is our opinion that the issuance of the Debt Securities has been duly authorized by the Company and, when the Indenture relating to the Debt Securities, substantially in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered and when the terms of each specific series of Debt Securities have been established in accordance with the Indenture and approved and authorized, and when the Debt Securities of each series have been duly executed by the Company and authenticated as provided in the Indenture and duly paid for and delivered pursuant to a sale in the manner described in the Registration Statement, including the prospectus and any prospectus supplement relating to such series, the Debt Securities will be duly authorized, fully paid and nonassessable and will be binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                             Very truly yours,



                                             TAFT, STETTINIUS & HOLLISTER LLP